UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2013

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2013, Magnetek, Inc. (the “Company”) filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate its Series A Junior Participating Cumulative Preferred Stock (the “Series A Shares”). The Certificate of Elimination (i) eliminated the previous designation of the Series A Shares, none of which were outstanding at the time of filing; (ii) caused the Series A Shares to resume their status as authorized but unissued shares of preferred stock of the Company, without designation as to series; and (iii) eliminated from the Restated Certificate of Incorporation of the Company all references to the Series A Shares. The Certificate of Elimination was filed by the Company in connection with the expiration of its Rights Agreement dated April 30, 2003.
The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the Certificate of Elimination, the full text of which is filed herewith as Exhibit 3.1, and incorporated herein by reference.
ITEM 9.01 - Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Elimination, filed May 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 14, 2013

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Elimination, filed May 10, 2013.